FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            IBP, inc.


               DELAWARE                     42-0838666



    Highway 35 North                     68731-0515
  Dakota City, Nebraska



                    IBP 1993 STOCK OPTION PLAN



                        LONNIE O. GRIGSBY
                         General Counsel
                            IBP, inc.
                        Highway 35 North
                 Dakota City, Nebraska 68731-0515
                         (402) 241-3004





                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________________
_________________________________________________________________________

                             Proposed       Proposed
  Title of                   Maximum        Maximum
  securities    Amount       Offering       Aggregate        Amount of
  to be         to be        Price Per      Offering         Registration
  Registered    Registered   Share*         Price*           Fee
________________________________________________________________________




  Common Stock,
  par value       1,950,000
  $.05 per share   shares     $25.625       $49,968,750        $17,230.62
__________________________________________________________________________
__________________________________________________________________________
* For purposes of calculation of registration fee only; pursuant to Rule 457(h), calculation is based on the average of the high and low prices for the Common Stock, par value $.05 per share, of issure, on the New York Stock Exchange Composite Tape for January 11, 1994. (Calculation table on page
16)


Indemnification of Directors and Officers. . . . . . .  2-3

Undertakings . . . . . . . . . . . . . . . . . . . . .  3-5

Signatures . . . . . . . . . . . . . . . . . . . . . .  5-6

Exhibit Index. . . . . . . . . . . . . . . . . . . . .    7

                   INCORPORATION BY REFERENCE

     The following documents, which have been filed by IBP with the Commission, are incorporated by reference in this S-8 Registration
Statement:

     1. IBP's Annual Report to stockholder, which is incorporated by reference in the Annual Report on Form 10-K for the fiscal year ending December 26, 1992 filed pursuant to
          Section 13(a) or 15(d).
     2. All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act by IBP since December 26, 1992.
     3. The description of IBP's securities contained in IBP's Registration Statement on Form 10(No.1-6058) filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any other amendment or report filed for the purpose of updating such description.
     4. All documents subsequently filed by IBP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


                       EXPERTS AND COUNSEL

     The legality of the common stock offered hereby under the Plan has been passed upon by L. O. Grigsby, General Counsel for IBP, who is eligible for awards pursuant to the Plan.

     The consolidated financial statements of IBP and its consolidated subsidiaries included or incorporated by reference to the Annual Report on Form 10-K for year ended December 26, 1992, which is incorporated by reference in this Registration Statement, have been so incorporated in reliance on the report of Price Waterhouse or Deloitte & Touche, independent public accountants, as indicated in the Annual Report, and are incorporated by reference herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.
     The reports of independent public accountants relating to the audited financial statements and financial statement schedules of IBP in any documents filed by IBP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, to the extent covered by consents thereto filed with the Commission, will be incorporated by reference in this Registration Statement in reliance upon the authority of such independent public accountants as experts in accounting and auditing in giving said reports to the extent that firm has examined those financial statements and financial statement schedules and consented to the use of their reports thereon.


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of the State of Delaware and the By-laws of IBP provide for the indemnification of directors and officers under certain conditions. In addition, the directors and officers of IBP are insured under certain insurance policies insuring them against claims made during periods of the policies and against liabilities arising from such claims for certain wrongful acts in their capacities as directors and/or officers and for which they are not indemnified by IBP.

     Upon receiving the approval of IBP's stockholders on September 17, 1987, IBP's Certificate of Incorporation was amended to implement the provisions of Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), which Section permits corporations to adopt charter provisions which limit or eliminate personal liability of directors for certain breaches of their fiduciary duties. IBP's directors do not have personal liability to IBP or its stockholders for monetary damages for any breach of fiduciary duty as a director, except: (i) for any breach of the duty of loyalty to IBP or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for liability under
Section 174 of the DGCL (involving certain unlawful payment of dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the directors derive an improper personal benefit. Except as described in the proceeding sentence, a director does not have any liability arising out of actions involving negligence or gross negligence, including actions in response to acquisition proposals.

     IBP's Board of Directors voted on September 16, 1987 and its stockholders voted on September 17, 1987 to authorize IBP to enter into indemnification agreements with its directors and certain of its officers. Upon receiving such authorization, indemnification agreements were entered into with certain of IBP's directors and officers. Such indemnification agreements provide, among other things, for (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines and amounts paid in settlement of any claim against a director unless it is determined, as provided in the indemnification agreement, that indemnification is not permitted under law; (ii) the prompt advancement of expenses to any director in connection with his or her defense against any threatened or pending claim; (iii) the creation of a trust in the event of potential change of control to provide a source of a payment of indemnification obligations of IBP; and (iv) a provision that no legal action be brought and no cause of action asserted against a director by or on behalf of IBP after the expiration of two (2) years from the date of accrual of such cause of action. Similar indemnification agreements may from time to time be entered into with officers of IBP or certain other employees or agents of IBP.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling IBP pursuant to the foregoing provisions, IBP has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceful.


                          UNDERTAKINGS

     Pursuant to Regulation 512(a),(b),(e), and (h) the undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)       To include any prospectus required by
                         Section 10(a)(3) of the Securities Act of
                         1933;
                              (ii)To reflect in the prospectus any facts or
                         events arising after the effective date
                         of the Registration Statement (or the
                         most recent post-effective amendment
                         thereof) which, individually or in the
                         aggregate, represent a fundamental change in the information set forth in the Registration Statement;
                              (iii)To include any material information with
                         respect to the plan of distribution not
                         previously disclosed in the Registration
                         Statement  or any material  change to
                         such information in the Registration
                         Statement;

     Provided, however, that paragraphs (a)(1)(i), and (a)(1)(ii), do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new
               registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dakota City, State of Nebraska, on January 13, 1994.

                   IBP, inc.
                   /s/ Robert L. Peterson
                   ----------------------------------
                   Robert L. Peterson
                   Chairman of the Board of Directors
                   and Chief Executive Officer


					Pursuant to the requirements of the Securities Act of 1933,
this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert L. Peterson and Lonnie O. Grigsby his/her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature               Title                      Date



/s/  Robert L. Peterson       Chairman of the Board,
- -----------------------       President, Chief              1/13/94
                              Executive Officer, Director
                              (principal executive officer)

/s/  Lonnie O. Grigsby        Executive Vice President
- ----------------------        Finance & Administration,
                              Principal Financial Officer,
                              General Counsel               1/13/94

/s/  Craig J. Hart            Controller                    1/13/94
_____________________


/s/  Perry V. Haines          Executive Vice President,
- ----------------------        Director                      12/17/93

/s/  Eugene D. Leman          Executive Vice President
- ----------------------        of Pork, Director              1/13/94

/s/  John S. Chalsty          Director
- ----------------------                                      12/16/93

/s/  Alec P. Courtelis        Director
______________________                                      12/16/93

/s/  Wendy L. Gramm           Director
- ----------------------                                      12/30/93

/s/  JoAnn R. Smith           Director
- ---------------------                                       12/16/93

/s/  Dale C. Tinstman         Director
- ---------------------                                       12/14/93



                          EXHIBIT INDEX



EXHIBIT NUMBER                  DESCRIPTION OF DOCUMENTPAGE

             5          Opinion Regarding Legality     9

See Exhibit  5          Consent of Legal Counsel       9

            23          Consents of Independent
                        Accountants                   11

            27          Financial Data Schedule       14

See Signature
    Page                Power of Attorney              5

            99          Additional Exhibit -
                        Calculation of Fees           16





















                            EXHIBIT 5

January 13, 1994


IBP, inc.
P.O. Box 515
Dakota City, NE  68731-0515

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

            I am the General Counsel of IBP, inc., a Delaware Corporation (the "Company") and have acted as Counsel to the Company in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,950,000 shares of its common stock, par value five cents per share (the "Shares"), issuable pursuant to awards made under the IBP 1993 Stock Option Plan (the "Plan").

            For purposes of this opinion, I have examined such matters of law and originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary. In my examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified photostatic or conformed copies, and the authenticity of the originals of all such latter documents. I have also assumed the due execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof.

            Based upon the foregoing, I am of the opinion that the shares when issued and delivered in accordance with the Plan will be legally issued, fully paid and non-assessable.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Experts" in the Registration Statement. In giving the opinion and consent I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 in the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Act"), nor do I admit that I am in the category of persons whose consent is required by Section 7 of the Act.


Sincerely,


Lonnie O. Grigsby
- ----------------------



























                           EXHIBIT 23



                                                       EXHIBIT 23



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, relating to the IBP 1993 Stock Option Plan, of our report dated February 5, 1993, which appears on page 8 of the 1992 Annual Report to Stockholders of IBP, inc., which is incorporated by reference in IBP's Annual Report on Form 10-K for the year ended December 26, 1992. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 15 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts and Counsel" in such Registration Statement.


/s/  Price Waterhouse
___________________________
       PRICE WATERHOUSE

Chicago, Illinois
January 13, 1994



                                                       Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of IBP, inc. and subsidiaries on Form S-8 of our reports dated February 7, 1992, appearing in and incorporated by reference in the Annual Report on Form 10-K of IBP, inc. and subsidiaries for the year ended December 31, 1991 and to the reference to us under the heading "Experts and Counsel" in the Prospectus, which is part of this Registration Statement.



/s/  Deloitte & Touche
______________________________
     Deloitte & Touche

Lincoln, Nebraska
December 22, 1993

                           EXHIBIT 27

                     FINANCIAL DATA SCHEDULE


     The following documents, which have been filed by IBP using the EDGAR system, are incorporated by reference in this S-8
Registration Statement:

     (1) IBP's Form 10-Q filed for the second and third quarters of Fiscal Year 1993.

     (2) All other subsequent reports, pursuant to Section 13 or 15(d), filed on the EDGAR filing system.

                           EXHIBIT 99

                       CALCULATION OF FEE


Number of Shares                           1,950,000

     (times)                               X
Offering Price
Rule 457(h) - calculation
is based on the average of
the high and low prices of the
Common Stock for one day on the            $ 25.625
New York Stock Exchange Composite
Tape For January 11, 1994 Low              ==================
25 1/2, High 25 3/4)

Aggregate Offering Amount                  $ 49,968,750

     (times)                               X

Fee Charge Pursuant to Section
6(b) of the Securities Act is              .000344828
1/29 of 1% of the Aggregate
Offering Amount

                                           ==================

FEE                                        $ 17,230.62